Exhibit 4.1

	NUMBER	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	TRANSTECH SERVICES PARTNERS INC.

CUSIP __________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of                      Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of TransTech Services Partners Inc., a Delaware corporation (the “Company”), and one warrant (a “Warrant”).  Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment).  Each Warrant will become exercisable on the later of (i) [__________], 2008 [one year following the date of the prospectus], and (ii) the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, and will expire unless exercised before 5:00 p.m., Eastern Time, on [__________], 2011 [four years following the date of the prospectus] or earlier upon redemption (the “Expiration Date”).  The Common Stock and Warrants comprising the Units represented by this certificate will begin separate trading five (5) business days following the earlier to occur of the earlier to occur of the expiration of the underwriters’ over-allotment option in the initial public offering or its exercise in full, subject to the Company having filed the Current Report on Form 8-K, which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the initial public offering including the proceeds received by the Company from the exercise of the underwriters’ over-allotment option and having issued a press release announcing when such separate trading will begin.  The terms of the Warrants are governed by a Warrant Agreement, dated as of [__________], between the Company and Continental Stock Transfer & Trust Company as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By	TransTech Services Partners Inc.
CORPORATE
THE STATE OF DELAWARE
President	SEAL	Secretary
2006

TransTech Services Partners Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenants by the entireties	(Cust)	(Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

& ; Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).
The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the Company is liquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Company.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.